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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT

                                       OF

                               Dex Media East LLC

1.       The name of the limited liability company is Dex Media East LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu the following new statement:

         "The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of Delaware Limited Liability Company Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of Castle."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Dex Media East LLC this 6 day of October, 2003.

                                                    /S/ Christen Vinnola
                                                 -------------------------------
                                                 Vice President